Valkyrie ETF Trust II 485BPOS

Exhibit 99(a)(2)

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “VALKYRIE ETF TRUST II”, CHANGING ITS NAME FROM “VALKYRIE ETF TRUST II” TO “COINSHARES ETF TRUST”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 2026, AT 12:04 O’CLOCK P.M.

Charuni Patibanda-Sanchez, Secretary of State

4426943 8100	Authentication: 204072268
SR# 20263043205	Date: 05-29-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

VALKYRIE ETF TRUST II

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Act”), the undersigned, being a duly authorized person of Valkyrie ETF Trust II, a Delaware statutory trust (File Number 4426943), does hereby certify and execute the following Certificate of Amendment to the Certificate of Trust:

1.         Name of Statutory Trust. The name of the statutory trust is “Valkyrie ETF Trust II.”

2.         Date of Filing of Original Certificate of Trust. The original Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware on December 11, 2020.

3.         Amendment. The Certificate of Trust of the Trust is hereby amended to change the name of the Trust. Section 1 of the Certificate of Trust is hereby deleted in its entirety and replaced with the following:

“1. Name. The name of the statutory trust is ‘CoinShares ETF Trust.’”

4.         Effect on Remaining Provisions. Except as specifically amended hereby, all other provisions of the Certificate of Trust shall remain in full force and effect.

5.         Effective Date. This Certificate of Amendment shall be effective upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to the Certificate of Trust as of the 28th day of May, 2026.

VALKYRIE ETF TRUST II

By:

Name: Annemarie Tierney

Title: President and Trustee

State of Delaware Secretary of State Divisions of Corporations
ea5e80ab-9ff6-4073-b174-cfo62ad94260	Delivered 12:04 PM 05/28/2026 FILED 12:04 PM 05/28/2026 SR 20263043205 - File Number 4426943